Exhibit 99.1
Virgin Orbit Announces Second Quarter 2022 Financial Results

Business Highlights:

•Completed fourth consecutive successful launch in 18 months on July 1, 2022; delivered satellites for the Department of Defense Space Test Program (STP)
•Signed binding launch contract with iQPS for launch of synthetic aperture radar satellites
•Announced NRO, U.S. Space Force, UK MoD, and commercial payloads for Cornwall, UK launch
•Established new Brazilian subsidiary and received launch operator’s license
•Continued international momentum with signed study for South Korean spaceport

LONG BEACH, Calif. – August 12, 2022 – Virgin Orbit (Nasdaq: VORB) (“Virgin Orbit” or the “Company”), the responsive space flight and services company, today announced its financial results for the second quarter ended June 30, 2022.

Virgin Orbit’s Chief Executive Officer, Dan Hart, commented, “We had another strong quarter of execution, culminating in our latest launch on July 1st. Our "Straight Up” mission, which was our fourth successful launch in 18 months, delivered seven satellites for the DoD. We continue to see strong efficiency gains as we scale production and increase launch rate.”

Mr. Hart continued, “Looking ahead, we have turned our attention to our upcoming launch from spaceport Cornwall, where we are enabling the United Kingdom to have space launch access for the first time. We believe this historic event will showcase our unique capabilities for establishing international spaceports as we continue to build momentum with our space agency and MoD partners around the world.”

Second Quarter 2022 Financial Highlights:

•Revenue of $0.0 million, compared to $1.7 million in second quarter 2021. Less than 24 hours later, on July 1, 2022, the first day of the third quarter, over $12 million of revenue was recognized for completion of our fourth consecutive successful launch.
•Net loss of ($33.3 million), compared to a net loss of ($44.6 million) in second quarter 2021.
•Adjusted EBITDA of ($34.4 million), compared to ($39.7 million) in the same prior year period.
•Net cash used from operations of ($50.7 million), compared to ($37.8 million) in the same prior year period, as the Company continues to invest in the business.
•Capital expenditures of ($5.3 million), compared to ($6.6 million) in the same prior year period.
•Free cash flow of ($55.9 million), compared to ($44.3 million) in the same prior year period, and a 16% improvement from first quarter 2022.
•Cash and cash equivalents of $122.1 million as of June 30, 2022.
•As of June 30, 2022, total non-binding and binding backlog was $581.9 million of which $163.2 million was binding.

Conference Call Information:

The Company will conduct a conference call starting at 4:30 pm ET on Friday, August 12, 2022 to review the results for the second quarter ended June 30, 2022 and provide a business update.

Participants may access the call at 1-877-407-0792, international callers may use 1-201-689-8263, and request to join the Virgin Orbit earnings call. A live webcast along with supplemental information will also be available at https://investors.virginorbit.com/news-events/ir-calendar.

Exhibit 99.1
A telephonic replay will be available shortly after the conclusion of the call and until Friday, August 26, 2022. Participants may access the replay at 1-844-512-2921, and international callers may use 1-412-317-6671 and enter access code 13731912. An archived replay of the call will be available on the investors portion of the Virgin Orbit website at https://investors.virginorbit.com/.

ABOUT VIRGIN ORBIT
Virgin Orbit operates one of the most flexible and responsive space launch systems ever built. Founded by Sir Richard Branson in 2017, the company began commercial service in 2021, and has already delivered commercial, civil, national security, and international satellites into orbit. Virgin Orbit’s LauncherOne rockets are designed and manufactured in Long Beach, California, and are air-launched from a modified 747- 400 carrier aircraft that allows Virgin Orbit to operate from locations all over the world in order to best serve each customer’s needs.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the Company’s expectations for certain operational and financial results for the year ending December 31, 2022, expectations as to the rate and timing and success of future launches, expectations as to the anticipated benefits of the Company’s air launch capabilities, and anticipated growth. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the Company’s ability to access adequate sources of capital and continue as a going concern; its ability to grow market share in the developing space economy; its ability to convert backlog and potential revenue into revenue; its expected timing for and success of future missions; market acceptance of its current and planned products and services and ability to achieve sufficient production volumes and anticipated mission timing, as well as the factors, risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission (the “SEC”), as well as in the Company’s subsequent filings with the SEC, including but not limited to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, accessible on the SEC’s website at www.sec.gov and the Investor Information section of the Company’s website at www.virginorbit.com. These filings identify and address other important risks and uncertainties that could cause the Company’s actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Virgin Orbit assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Virgin Orbit gives no assurance that it will achieve its expectations.

Exhibit 99.1
INQUIRIES:

Media, Virgin Orbit:
Alison Patch, Senior Director of Communications
Alison.patch@virginorbit.com
949-616-2504

Investor Relations, Virgin Orbit:
Stephen Zhang, Vice President of Investor Relations
Stephen.Zhang@virginorbit.com
562-384-4400

Exhibit 99.1

Second Quarter 2022 Financial Results
VIRGIN ORBIT HOLDINGS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Revenue	$5	$1,693	$2,116	$7,228
Cost of revenue	3,427	14,292	20,868	16,673
Gross loss	(3,422)	(12,599)	(18,752)	(9,445)
Selling, general and administrative expenses	27,845	20,480	60,271	39,963
Research and development expenses	9,135	11,616	19,938	29,447
Operating loss	(40,402)	(44,695)	(98,961)	(78,855)
Other (expense) income :
Change in fair value of equity investments	(4,635)	—	(8,820)	—
Change in fair value of liability classified warrants	11,680	—	11,680	—
Interest expense, net	(52)	(6)	(80)	(13)
Other income	121	53	323	1,895
Total other (expense) income, net:	7,114	47	3,103	1,882
Loss before income taxes	(33,288)	(44,648)	(95,858)	(76,973)
Provision for income taxes	4	—	4	—
Net loss	(33,292)	(44,648)	(95,862)	(76,973)

Other comprehensive loss
Foreign currency translation adjustment	(28)	13	(89)	(20)
Total comprehensive loss	$(33,320)	$(44,635)	$(95,951)	$(76,993)

Net loss per share:
Basic and diluted	$(0.10)	$(0.16)	$(0.29)	$(0.28)

Weighted average shares outstanding
Basic and diluted	334,961,932	284,074,351	334,915,940	278,185,084

Exhibit 99.1
VIRGIN ORBIT HOLDINGS, INC.
Condensed Consolidated Balance Sheets
As of June 30, 2022 and December 31, 2021
(In thousands, except per share data)

	As of
	June 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$122,072	$194,154
Restricted cash	828	828
Accounts receivable, net	11,263	2,080
Inventory	66,529	33,927
Prepaid expenses and other current assets	15,122	7,789
Total current assets	215,814	238,778
Property, plant and equipment, net	65,838	61,425
Right-of-use assets	12,986	14,685
Investments	4,678	13,498
Other noncurrent assets	1,404	3,354
Total assets	$300,720	$331,740

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$9,064	$10,334
Current portion of lease obligation	1,348	1,642
Current portion of provision for contract losses	4,750	—
Accrued liabilities and other current liabilities	22,611	23,832
Deferred revenue	37,329	12,150
Total current liabilities	75,102	47,958
Lease obligation, net of current portion	12,595	14,078
Deferred revenue, net of current portion	20,753	28,991
Convertible debt	50,000	—
Public and private placement warrant liabilities	8,508	20,188
Provision for contract losses, net of current portion and other long-term liabilities	9,645	7,555
Total liabilities	176,603	118,770
Commitments and contingencies (Note 17)
Stockholders’ equity
Preferred stock, $0.0001 par value, 25,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 2,000,000,000 shares authorized; 335,102,523 and 334,919,914 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively.	36	34
Additional paid-in capital	1,040,489	1,033,393
Accumulated deficit	(916,316)	(820,454)
Accumulated other comprehensive loss	(92)	(3)
Total stockholders’ equity	124,117	212,970
Total liabilities and stockholders’ equity	$300,720	$331,740

Exhibit 99.1
VIRGIN ORBIT HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2022 and 2021
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net loss	$(95,862)	$(76,973)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,567	7,236
Stock-based compensation	6,446	2,748
Inventory write-down	1,581	—
Write-off of right-of-use assets	70	—
Non-cash investment in Sky and Space	—	(1,706)
Change in fair value of equity investments	8,820	—
Change in fair value of liability classified warrants	(11,680)	—
Changes in operating assets and liabilities:
Accounts receivable	(9,182)	2,225
Contract assets	(3,067)	(2,452)
Inventory	(27,342)	(11,342)
Prepaid expenses and other current assets	(4,267)	(1,734)
Deferred transaction costs	—	(90)
Other noncurrent assets	1,953	(43)
Due to related party, net	(8)	(83)
Accounts payable	(1,271)	4,947
Other long-term liabilities	(691)	(437)
Accrued liabilities	(1,212)	(626)
Deferred revenue	16,942	1,107
Other, net	(112)	(20)
Net cash used in operating activities	(112,315)	(77,243)
Cash flows from investing activities:
Purchase of property and equipment	(10,257)	(11,749)
Net cash used in investing activities	(10,257)	(11,749)
Cash flows from financing activities:
Payments of finance lease obligations	(161)	(113)
Proceeds from the exercise of stock options	651	778
Advances to stock option holders	—	18
Parent Company contributions	—	85,939
Proceeds from convertible debt	50,000	—
Net cash provided by financing activities	50,490	86,622
Net decrease in cash and cash equivalents and restricted cash	(72,082)	(2,370)
Cash and cash equivalents and restricted cash at the beginning of the period	194,982	26,786
Cash and cash equivalents and restricted cash at the end of the period	$122,900	$24,416

Cash and cash equivalents	$122,072	$23,588
Restricted cash	828	828
Cash and cash equivalents and restricted cash	$122,900	$24,416

Exhibit 99.1
Virgin Orbit Holdings, Inc.
Use of Non-GAAP Financial Measures
(Unaudited)
Reconciliation of Adjusted (Non-GAAP) Results

This press release references Adjusted EBITDA and free cash flow, financial measures that are not prepared in accordance with generally accepted accounting principles in the United States (GAAP). The Company defines Adjusted EBITDA as earnings before interest expense, taxes, depreciation and amortization, stock-based compensation expense, and certain other items the Company believes are not indicative of its core operating performance. The Company defines free cash flow as net cash used in operating activities less capital expenditures. Non-GAAP financial measures are not a substitute for or superior to measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any other performance measures derived in accordance with GAAP.

The Company believes that presenting Adjusted EBITDA and free cash flow provides useful supplemental information to investors about the Company in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of Adjusted EBITDA, and free cash flow or any other non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore any non-GAAP measures the Company uses may not be directly comparable to similarly titled measures of other companies.

A reconciliation of the Company’s free cash flow guidance to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.

Adjusted EBITDA Reconciliation

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(In thousands)
Net Loss	(33,292)	(44,648)	$(95,862)	$(76,973)

Depreciation and amortization	3,219	$3,607	6,567	7,236
Stock-based compensation	2,632	$1,327	6,446	2,748
Inventory write-down	—	$—	1,581	—
Write-off of ROU assets	70	—	70	—
Non-cash investment in Sky and Space	—	—	—	(1,706)
Change in fair value of equity investments	4,635	—	8,820	—
Change in fair value of liability classified warrants	(11,680)	—	(11,680)	—
Interest expense, net	52	6	80	13
Provision for income taxes	4	—	4	—
Adjusted EBITDA	$(34,360)	$(39,708)	$(83,974)	$(68,682)

Exhibit 99.1

Free Cash Flow Reconciliation

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(In thousands)
Net cash used in operating activities	$(50,688)	$(37,776)	$(112,315)	$(77,243)
Capital expenditures	(5,261)	(6,561)	(10,257)	(11,749)
Free cash flow	$(55,949)	$(44,337)	$(122,572)	$(88,992)